GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT AND BILL OF SALE

This GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT AND BILL OF SALE (this “Agreement”), dated as of August 14, 2019 (the “Effective Date”), is made and entered into by and among Blackjewel L.L.C., a Delaware limited liability company (“Blackjewel”), Blackjewel Holdings L.L.C., a Delaware limited liability company (“Holdings”, and together with Blackjewel, Revelation Energy Holdings, LLC, a Delaware limited liability company, Revelation Management Corp., a Delaware corporation, Revelation Energy, LLC, a Kentucky limited liability company, Dominion Coal Corporation, a Virginia corporation, Harold Keene Coal Co. LLC, a Virginia limited liability company, Vansant Coal Corporation, a Virginia corporation, Lone Mountain Processing LLC, a Delaware limited liability company, Powell Mountain Energy, LLC, a Delaware limited liability company and Cumberland River Coal LLC, a Delaware limited liability company, each a “Seller” and collectively, “Sellers”) and Jewell Valley Mining LLC, a Delaware limited liability company and wholly owned subsidiary of Rhino Energy LLC (“Buyer”).

In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.	This Agreement is subject in all respects to approval by the United States Bankruptcy Court for the Southern District of West Virginia (the “Bankruptcy Court”) by entry of an order in form and substance acceptable to Buyer.

2.	Each Seller does hereby sell, transfer, assign, convey and deliver to Buyer all of the right, title and interest of such Seller in, to and under the Purchased Assets described on Exhibit A and incorporated herein by reference, free and clear of all liens, claims, interests and encumbrances, to the fullest extent permitted by the Bankruptcy Code and by the order of the Bankruptcy Court authorizing and approving the transactions described in this Agreement (“Liens”) (other than those Liens created by Buyer) and Excluded Liabilities described on Exhibit B and incorporated herein by reference, and Buyer hereby accepts the sale, transfer, assignment, conveyance and delivery of such Seller’s right, title and interest in all such Purchased Assets. This Agreement does not sell, transfer, assign, convey or deliver to Buyer any right, title or interest in, to or under the Excluded Assets described on Exhibit C and incorporated herein by reference.

3.	Buyer does hereby assume from Sellers and agrees to timely pay, perform and discharge in accordance with their respective terms, the Assumed Liabilities described on Exhibit D attached hereto and incorporated herein by reference. Nothing in this Agreement shall be construed as the assumption by Buyer of any Excluded Liabilities.

4.	Each Seller does hereby sell, transfer, assign, convey, and deliver to Buyer all of the right, title and interest of such Seller in, to and under the Assumed Leases described on Exhibit E, attached hereto and incorporated herein by reference, to which such Seller is a party, free and clear of all Liens (other than those Liens created by Buyer) and Excluded Liabilities, and Buyer hereby accepts such assignment, and Buyer does hereby assume and agree to pay, perform and discharge, as and when due, all of the duties and obligations of such Seller under all such Assumed Leases arising from and after the Effective Date, except to the extent such duties and obligations constitute Excluded Liabilities.

5.	Each Seller does hereby sell, transfer, assign, convey and deliver to Buyer all of the right, title and interest of such Seller in, to and under the Assumed Purchased Contracts described on Exhibit F, attached hereto and incorporated herein by reference, to which such Seller is a party, free and clear of all Liens (other than those Liens created by Buyer) and Excluded Liabilities, and Buyer hereby accepts such assignment, and Buyer does hereby assume and agree to pay, perform and discharge, as and when due, all of the duties and obligations of such Seller under all such Assumed Purchased Contracts arising from and after the Effective Date, except to the extent such duties and obligations constitute Excluded Liabilities.

6.	In consideration for the Purchased Assets, Buyer will: (i) assume the Assumed Liabilities, (ii) pay Sellers the amount of $850,000 in immediately available funds, and (iii) pay Sellers or their designees a cash royalty payment in the aggregate amount of $250,000 on coal produced utilizing the assets listed on Exhibit A hereto, which royalty payment shall be (A) paid over a one-year period beginning on the Effective Date and (B) contained in such additional definitive documentation as may be mutually agreed upon by the parties.

7.	Each Seller is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and, subject to any limitations that may be imposed on such Sellers resulting from or relating to the Bankruptcy Case (as defined herein), has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

8.	Sellers own the Purchased Assets free and clear of all Liens (other than those Liens created by Buyer) and, as of the Effective Date, Buyer will be vested with good, marketable, and valid title to the Purchased Assets, free and clear of all Liens (other than those Liens created by Buyer) and Excluded Liabilities, to the fullest extent permissible under law, including Sections 105, 363, and 365 of the Bankruptcy Code and Rules 6004 and 6006 of the Federal Rules of Bankruptcy Procedure. Further, Sellers represent and warrant that they have taken all necessary actions and provided all necessary notice and service of process to all entities who claim to hold a Lien on, in, or to any of the Purchased Assets.

9.	The Bankruptcy Court will retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes, which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transaction contemplated under this Agreement. Any and all proceedings related to the foregoing will be filed and maintained only in the Bankruptcy Court, and the parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court for such purposes; provided, however, that if the bankruptcy case captioned in re Blackjewel, L.L.C., et. al (the “Bankruptcy Case”) has been closed pursuant to Section 350 of the Bankruptcy Code, 11 U.S.C. §§ 101, et seq., the parties agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the State Courts located in New York County, New York (or in the event (but only in the event) that such court does not have subject matter jurisdiction over such proceeding, in the United States District Court for the Southern District of New York) and any appellate court from any thereof, for the resolution of any such claim or dispute. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

10.	In the event that, within twelve (12) months following the Effective Date, it is discovered and demonstrated to the satisfaction of the Buyer that certain assets, properties or rights, including fractional real property interests, owned, leased or subleased were conveyed to Buyer by Sellers but not previously used or held for use in connection with the Virginia Subdivision, then Buyer shall use its commercially reasonable efforts to assign, convey, lease or sublease, as applicable, such assets, properties, or rights to Seller (or its designee), in each case upon the reasonable request of Seller (or its designee), at no additional cost or expense to Seller (or its designee).

11.	Each party to this Agreement waives any right to trial by jury in any action, matter or proceeding regarding this Agreement or any provision hereof.

12.	This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

13.	This Agreement will be governed by and construed in accordance with federal bankruptcy law, to the extent applicable, and, where state law is implicated, the laws of the State of New York applicable to contracts made and performed in such State.

14.	This Agreement may be executed in counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

15.	Each party hereto agrees, upon the reasonable request of any other party hereto (and at such other party’s expense), to make, execute and deliver any and all documents or instruments of any kind or character, and to perform all such other actions, that may be reasonably necessary or proper to effectuate, confirm, perform or carry out the terms or provisions of this Agreement.

16.	This Agreement may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

17.	WITH RESPECT TO ALL MATTERS SOLD, ASSIGNED, TRANSFERRED AND CONVEYED PURSUANT HERETO, SUCH MATTERS ARE HEREBY SOLD, ASSIGNED, TRANSFERRED AND CONVEYED TO BUYER ON AN “AS IS”, “WHERE IS”, “WITH ALL FAULTS” BASIS, WITHOUT ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO SUCH MATTERS, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLERS:

Blackjewel L.L.C.

By:	/s/ David J. Beckman
Name:	David J. Beckman
Title:	Interim Chief Executive Officer

Blackjewel Holdings L.L.C.

By:	/s/ David J. Beckman
Name:	David J. Beckman
Title:	Interim Chief Executive Officer

Revelation Energy Holdings, LLC

By:	/s/ David J. Beckman
Name:	David J. Beckman
Title:	Interim Chief Executive Officer

Revelation Management Corp.

By:	/s/ David J. Beckman
Name:	David J. Beckman
Title:	Interim Chief Executive Officer

Revelation Energy, LLC

By:	/s/ David J. Beckman
Name:	David J. Beckman
Title:	Interim Chief Executive Officer

Dominion Coal Corporation

By:	/s/ David J. Beckman
Name:	David J. Beckman
Title:	Interim Chief Executive Officer

Harold Keene Coal Co. LLC

By:	/s/ David J. Beckman
Name:	David J. Beckman
Title:	Interim Chief Executive Officer

Vansant Coal Corporation

By:	/s/ David J. Beckman
Name:	David J. Beckman
Title:	Interim Chief Executive Officer

Lone Mountain Processing LLC

By:	/s/ David J. Beckman
Name:	David J. Beckman
Title:	Interim Chief Executive Officer

Powell Mountain Energy, LLC

By:	/s/ David J. Beckman
Name:	David J. Beckman
Title:	Interim Chief Executive Officer

Cumberland River Coal LLC

By:	/s/ David J. Beckman
Name:	David J. Beckman
Title:	Interim Chief Executive Officer

BUYER:

Jewell Valley Mining LLC

By:	/s/ Richard A. Boone
Name:	Richard A. Boone
Title:	President & CEO

EXHIBIT A

Purchased Assets

DIV	MineAbbrv	Mine Location	Job / Job Name	Permit #	Bond Amount

VA	D15	Pioneer #1	D-15 - Pioneer #1	Permit #1201797	414,100
VA	D16	Mavrick	D-16 Mavrick - DOMINION #30	Permit #1202258	352,200
VA	D16	Mavrick	D-16 Mavrick - DOMINION #30 Shadow Permit	Permit #Y-4015-97
VA	D17	Tiller #4	D-17 Tiller #4 - SURFACE MINE #1	Permit #1702261	1,791,400
VA	D18	Tiller #5	D-18 Tiller #5 - DOMINION MINE #7	Permit #1202259	325,000
VA	D18	Tiller #5	D-18 Tiller #5 - DOMINION MINE #7 Shadow Permit	Permit #Y-3032-12
VA	D18	Dominion #7	D-18 - Dominion 7 Shadow Permit	Permit #Pending Transfer	-
VA	D20	Beehive	D-20 Beehive - DOMINION MINE #34	Permit #1202286	241,500
VA	P12	Flatrock	P-12 Flatrock - FLATROCK PLANT & REFUSE	Permit #1702276	2,058,000
VA	R251	FLATROCK #251	R251 - FLATROCK NORTHEAST	Permit #1102084	429,000
VA	T12	Raven Loadout	T-12 Raven Loadout - RAVEN DOCK	Permit #1302005	23,300

The Purchased Assets shall include, with respect to each specified Job / Job Name and Permit, all such leases, interests in real property, contracts, governmental permits and/or authorizations, improvements, equipment, parts and inventory, maps, records and employee information (to the extent permitted by law) necessary and desirable for the operation of such Job / Job Name and Permit as such operation would be operated by an experienced and prudent operator and which are held by Sellers with respect to such Job / Job Name and Permit. The Purchased Assets also include any real property, improvements, leases, equipment, parts and inventory located within the Virginia Subdivision property control whether or not contained within, on, or under the mine/permit listed above. For the avoidance of doubt, and except as otherwise agreed separately as between the Buyer and United Bank, the Buyer has agreed to carve out, and is not acquiring, any of the Sellers’ assets pursuant to this Agreement upon which United Bank asserts a lien, interest or claim (the “United Collateral”), and United Bank’s liens, interests, and claims against the Sellers or such Assets shall remain undisturbed by this Agreement. Buyer shall permit United Bank and/or the Sellers reasonable ingress, egress and regress to its real properties necessary for United Bank and/or the Sellers to retrieve such United Collateral.

The permit numbers listed herein are permit numbers that are either currently assigned or formerly assigned permit numbers, depending upon current permit transfer status to the applicable Seller. The permit numbers listed are for reference to a specific mine; Buyer and Sellers agree that the actual permit number may vary due to a portion of the permits being in different phases of transfer at this time.

For the avoidance of doubt, Buyer is not acquiring any assets of the Sellers pursuant to this Agreement upon which Caterpillar Financial Services (“Caterpillar”) asserts a Lien, Claim or Interest (the “Caterpillar Collateral”). Buyer shall permit Caterpillar (subject to the requirements of the Bankruptcy Code) or the Sellers reasonable ingress, egress and regress to its real properties necessary to retrieve the Caterpillar Collateral.

For a period of twelve (12) months following the Effective Date, Sellers or their representatives agree to take commercially reasonable actions to designate Buyer as operator under the acquired permits, and to provide and execute documents and instruments to allow Buyer’s transfer and assumption of such permits as may be requested by Buyer. For a period of twelve (12) months following the Effective Date, Sellers or their representatives further agree to take commercially reasonable actions to cause the assignment and/or transfer to Buyer of each asset referenced herein, including all leases, real property interests, equipment, and contracts designated by Buyer.

EXHIBIT B

Excluded Liabilities

Any obligation pursuant to an instrument, whether identified as deed or otherwise, purporting to obligate any of the Debtors to pay any royalties such as overriding royalties, wheelage royalties, or the like, which instrument does not run with the land under applicable nonbankruptcy law.

Buyer will not assume any reclamation obligations associated with any permit not identified in Exhibit A to this Agreement or associated with any permit for which Buyer is not the highest and best bidder.

All liabilities not identified in Exhibit D to this Agreement as Assumed Liabilities are Excluded Liabilities.

EXHIBIT C

Excluded Assets

Any asset not identified as a Purchased Asset in Exhibit A to this Agreement, is an Excluded Asset.

EXHIBIT D

Assumed Liabilities

All reclamation obligations related to the permits identified in Exhibit A to this Agreement.

EXHIBIT E

Assumed Leases

Leases expressly designated by Buyer after the Effective Date, subject to agreement on cure amounts, minimum and production royalty amounts, and any additional terms with counterparties to such leases to Buyer’s satisfaction.

EXHIBIT F

Assumed Purchased Contracts

Contracts expressly designated by Buyer after the Effective Date, subject to agreement on cure amounts and any additional terms with counterparties to such contracts to Buyer’s satisfaction.